UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2007

VISEON, INC.
(Exact name of registrant as specified in its Charter)np

Nevada	0-27106	41-1767211
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 797722
Dallas, Texas 75379
(Address of principal executive offices)

Registrant's telephone number, including area code: (972) 220-1500

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act
☐   Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐   Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐   Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

(b) Resignation of Director.

The Registrant accepted the resignation of Geoffrey Gerard from its Board of Directors effective April 17, 2007. To the knowledge of the Registrant’s executive officers, Mr. Gerard’s resignation was not due to any disagreement with the Registrant’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISEON, INC. (Registrant)

Date: May 1, 2007	By:	/s/ John C. Harris
John C. Harris,
President and Chief Executive Officer